SOUTHERN STATES BANCSHARES, INC.	615 Quintard Avenue / Anniston, AL 36201 / (256) 241-1092

Southern States Bancshares, Inc. Announces Fourth Quarter 2023 Financial Results

Fourth Quarter 2023 Performance and Operational Highlights
•Core net income(1) of $7.3 million, or $0.81 per diluted share(1)

•Net income of $8.9 million, or $0.99 per diluted share

•Net interest income of $20.4 million, a decrease of $327,000 from the prior quarter

•Net interest margin (“NIM”) of 3.69%, down 9 basis points from the prior quarter

•NIM of 3.71% on a fully-taxable equivalent basis (“NIM - FTE”)(1)

•Return on average assets (“ROAA”) of 1.53%; return on average stockholders’ equity (“ROAE”) of 17.02%; and return on average tangible common equity (“ROATCE”)(1) of 18.62%

•Core ROAA(1) of 1.26%; and core ROATCE(1) of 15.26%

•Efficiency ratio of 41.48%; and core efficiency ratio of 45.78%

•Linked-quarter loan growth was 24.7% annualized

•Linked-quarter total deposits grew 21.1% annualized

•Linked-quarter total deposits, excluding brokered deposits, grew 8.9% annualized

(1) See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

ANNISTON, Ala., January 22, 2024 – Southern States Bancshares, Inc. (NASDAQ: SSBK) (“Southern States” or the “Company”), the holding company for Southern States Bank, an Alabama state-chartered commercial bank (the “Bank”), today reported net income of $8.9 million, or $0.99 diluted earnings per share, for the fourth quarter of 2023. This compares to net income of $6.6 million, or $0.73 diluted earnings per share, for the third quarter of 2023, and net income of $10.6 million, or $1.18 diluted earnings per share, for the fourth quarter of 2022. The Company reported core net income of $7.3 million, or $0.81 diluted core earnings per share, for the fourth quarter of 2023. This compares to core net income of $9.6 million, or $1.06 diluted core earnings per share, for the third quarter of 2023, and core net income of $8.1 million, or $0.90 diluted core earnings per share, for the fourth quarter of 2022 (see “Reconciliation of Non-GAAP Financial Measures”).

CEO Commentary

Mark Chambers, Chief Executive Officer and President of Southern States, said, “We produced solid fourth quarter earnings, highlighted by annualized sequential loan growth of 24.7% and annualized deposit growth of 21.1%. Our bankers remain active across our vibrant footprint, cultivating new business relationships and winning market share. We continue to maintain a sharp focus on credit management to ensure the ongoing health of our loan portfolio as evidenced by our low level of nonperforming loans, which totaled just 0.06% of the overall portfolio.”

“Our results were impacted by ongoing funding expense pressure due to elevated interest rates and increased deposit costs. Our net interest margin, while robust at 3.69% to finish the year, declined nine basis points from the prior quarter. Our loan yields increased substantially throughout the year and rose five basis points in the fourth quarter, but this momentum was offset by higher deposit costs.”
“Overall, we delivered exceptional results and returns on behalf of our shareholders throughout 2023, further fortifying our foundation. We enter the new year with strong capital and liquidity positions, as well as pristine credit quality, putting Southern States in excellent position to pursue prudent growth in 2024.”

Net Interest Income and Net Interest Margin

	Three Months Ended			% Change December 31, 2023 vs.
	December 31, 2023	September 30, 2023	December 31, 2022	September 30, 2023	December 31, 2022
	(Dollars in thousands)

Average interest-earning assets	$2,195,381	$2,175,103	$1,893,069	0.9%	16.0%
Net interest income	$20,404	$20,731	$20,884	(1.6)%	(2.3)%
Net interest margin	3.69%	3.78%	4.38%	(9) bps	(69)	bps

Net interest income for the fourth quarter of 2023 was $20.4 million, a decrease of 1.6% from $20.7 million for the third quarter of 2023. The decrease was primarily driven by a higher cost of interest-bearing deposits due to both rising interest rates and growth, which more than offset a higher yield on interest-earning assets resulting from a combination of rising rates and growth. The yield on loans benefited from significant linked-quarter growth.

Relative to the fourth quarter of 2022, net interest income decreased $480,000, or 2.3%. The decrease was substantially the result of the accelerated rise in the cost of interest-bearing liabilities due to the rapid rise in interest rates and growth, which outpaced a sharp improvement in the yield on interest-earning assets due to both year-over-year growth and higher interest rates. A portion of the growth in interest-bearing deposits is due to migration from noninterest-bearing into interest-bearing deposits.

Net interest margin for the fourth quarter of 2023 was 3.69%, compared to 3.78% for the third quarter of 2023. The decrease was primarily due to an increase in the cost of interest-bearing deposits, which was greater than the increase in the yield on interest-earning assets.

Relative to the fourth quarter of 2022, net interest margin decreased from 4.38%. The decrease was primarily the result of the rapid increase in interest rates, which accelerated the cost of interest-bearing liabilities at a greater pace than the yield received on interest-earning assets. A shift from noninterest-bearing deposits into interest-bearing deposits also had a negative impact on net interest margin.

Noninterest Income

	Three Months Ended			% Change December 31, 2023 vs.
	December 31, 2023	September 30, 2023	December 31, 2022	September 30, 2023	December 31, 2022
	(Dollars in thousands)

Service charges on deposit accounts	$441	$442	$431	(0.2)%	2.3%
Swap fees	70	453	2	(84.5)%	3400.0%
SBA/USDA fees	70	74	70	(5.4)%	—%
Mortgage origination fees	87	158	98	(44.9)%	(11.2)%
Net loss on securities	98	(12)	(86)	(916.7)%	(214.0)%
Employee retention credit and related revenue (“ERC”)	—	(5,100)	—	N/A	N/A
Other operating income	2,352	1,091	4,088	115.6%	(42.5)%
Total noninterest income	$3,118	$(2,894)	$4,603	(207.7)%	(32.3)%

Noninterest income for the fourth quarter of 2023 was $3.1 million, compared to noninterest net expense of $2.9 million for the third quarter of 2023. The third quarter of 2023 included a $5.1 million payment to the IRS for the return of the ERC, which was received during the second quarter of 2023. After reviewing revised IRS guidelines during the third quarter of 2023, the Company determined to return the full $5.1 million to the IRS and recorded a payable. Also contributing to the increase during the fourth quarter of 2023 was a $1.9 million fee related to the early payoff of a $12.0 million purchased loan. As this is unusually large and atypical for the Bank, it was determined to record it as noninterest income instead of interest income, which would have impacted the net interest margin. The increase was partially offset by a $383,000 decrease in swap fees during the fourth quarter of 2023.

Relative to the fourth quarter of 2022, noninterest income decreased 32.3% from $4.6 million. The decrease was substantially due to a $2.6 million gain on the sale of two branches during the fourth quarter of 2022. This decrease was significantly offset by the aforementioned $1.9 million fee related to the early payoff of the $12.0 million loan in the fourth quarter of 2023.

Noninterest Expense

	Three Months Ended			% Change December 31, 2023 vs.
	December 31, 2023	September 30, 2023	December 31, 2022	September 30, 2023	December 31, 2022
	(Dollars in thousands)

Salaries and employee benefits	$5,739	$5,752	$6,738	(0.2)%	(14.8)%
Equipment and occupancy expenses	681	718	730	(5.2)%	(6.7)%
Data processing fees	639	650	711	(1.7)%	(10.1)%
Regulatory assessments	355	322	165	10.2%	115.2%
Professional fees related to ERC	—	(1,243)	—	N/A	N/A
Other operating expenses	2,303	2,370	2,092	(2.8)%	10.1%
Total noninterest expenses	$9,717	$8,569	$10,436	13.4%	(6.9)%

Noninterest expense for the fourth quarter of 2023 was $9.7 million, an increase of 13.4% from $8.6 million for the third quarter of 2023. The increase was substantially related to the aforementioned return of ERC, which also resulted in a $1.2 million refund of professional fees related to the ERC, to which a receivable was recorded.

Relative to the fourth quarter of 2022, noninterest expense decreased 6.9% from $10.4 million. The decrease was primarily due to a decrease in salaries and benefits during the fourth quarter of 2023 and the recognition of a $285,000 credit for provision for unfunded loan commitments, which was not recognized during 2022. The fourth quarter of 2022 included expense associated with the issuance of restricted stock units in a deferred compensation plan which was significantly less in the fourth quarter of 2023. The decrease was partially offset by an increase in legal fees, in addition to an increase in FDIC insurance.

Loans and Credit Quality

	Three Months Ended			% Change December 31, 2023 vs.
	December 31, 2023	September 30, 2023	December 31, 2022	September 30, 2023	December 31, 2022
	(Dollars in thousands)

Gross loans	1,890,677	1,779,846	1,592,707	6.2%	18.7%
Unearned income	(6,169)	(5,698)	(5,543)	8.3%	11.3%
Loans, net of unearned income (“Loans”)	$1,884,508	$1,774,148	$1,587,164	6.2%	18.7%
Average loans, net of unearned (“Average loans”)	$1,814,484	$1,740,582	$1,563,255	4.2%	16.1%

Nonperforming loans (“NPL”)	$1,177	$1,082	$2,245	8.8%	(47.6)%
Provision for credit losses	$2,579	$773	$1,938	233.6%	33.1%
Allowance for credit losses (“ACL”)	$24,378	$22,181	$20,156	9.9%	20.9%
Net charge-offs (recoveries)	$382	$(23)	$205	(1760.9)%	86.3%
NPL to gross loans	0.06%	0.06%	0.14%
Net charge-offs (recoveries) to average loans(1)	0.08%	(0.01)%	0.05%
ACL to loans	1.29%	1.25%	1.27%

(1) Ratio is annualized.

Loans, net of unearned income, were $1.9 billion at December 31, 2023, up $110.4 million from September 30, 2023 and up $297.3 million from December 31, 2022. The linked-quarter and year-over-year increases in loans were primarily attributable to new business growth across our footprint.

Nonperforming loans totaled $1.2 million, or 0.06% of gross loans, at December 31, 2023, compared with $1.1 million, or 0.06% of gross loans, at September 30, 2023, and $2.2 million, or 0.14% of gross loans, at December 31, 2022. The $1.1 million net decrease in nonperforming loans from December 31, 2022, was primarily attributable to two loans that were paid-off, one loan that was charged-off and another loan that was moved back to accruing status.

The Company recorded a provision for credit losses of $2.6 million for the fourth quarter of 2023, compared to $773,000 for the third quarter of 2023. Provision in the fourth quarter of 2023 was based on loan growth, qualitative economic factors and individually analyzed loans.

Net charge-offs for the fourth quarter of 2023 were $382,000, or 0.08% of average loans on an annualized basis, compared to net recoveries of $(23,000), or (0.01)% of average loans on an annualized basis, for the third quarter of 2023, and net charge-offs of $205,000, or 0.05% of average loans on an annualized basis, for the fourth quarter of 2022.

The Company’s allowance for credit losses was 1.29% of total loans and 2071.20% of nonperforming loans at December 31, 2023, compared with 1.25% of total loans and 2050.00% of nonperforming loans at September 30, 2023. Allowance for credit losses on unfunded commitments was $1.2 million at December 31, 2023.

Deposits

	Three Months Ended			% Change December 31, 2023 vs.
	December 31, 2023	September 30, 2023	December 31, 2022	September 30, 2023	December 31, 2022
	(Dollars in thousands)

Noninterest-bearing deposits	$437,959	$418,125	$460,977	4.7%	(5.0)%
Interest-bearing deposits	1,580,230	1,498,276	1,259,766	5.5%	25.4%
Total deposits	$2,018,189	$1,916,401	$1,720,743	5.3%	17.3%

Uninsured deposits	$615,651	$568,323	$600,977	8.3%	2.4%
Uninsured deposits to total deposits	30.51%	29.66%	34.93%
Noninterest deposits to total deposits	21.70%	21.82%	26.79%

Total deposits were $2.0 billion at December 31, 2023, up from $1.9 billion at September 30, 2023 and $1.7 billion at December 31, 2022. The $101.8 million increase in total deposits in the fourth quarter was primarily due to an increase of $82.0 in interest-bearing deposits, which includes a $62.5 million increase in brokered deposits, and an increase of $19.8 million in noninterest-bearing deposits. Total brokered deposits were $230.9 million at December 31, 2023.

Capital

	December 31, 2023		September 30, 2023		December 31, 2022
	Company	Bank	Company	Bank	Company	Bank

Tier 1 capital ratio to average assets	8.99%	12.01%	8.70%	11.71%	8.82%	12.17%
Risk-based capital ratios:
Common equity tier 1 (“CET1”) capital ratio	9.18%	12.28%	9.32%	12.55%	8.86%	12.21%
Tier 1 capital ratio	9.18%	12.28%	9.32%	12.55%	8.86%	12.21%
Total capital ratio	14.26%	13.42%	14.60%	13.67%	14.34%	13.24%

As of December 31, 2023, total stockholders’ equity was $215.0 million, up from $201.9 million at September 30, 2023. The increase of $13.0 million was substantially due to earnings growth, coupled with a decrease in accumulated other comprehensive loss resulting from changes in the value of the available for sale securities portfolio.

About Southern States Bancshares, Inc.
Headquartered in Anniston, Alabama, Southern States Bancshares, Inc. is a bank holding company that operates primarily through its wholly-owned subsidiary, Southern States Bank. The Bank is a full service community banking institution, which offers an array of deposit, loan and other banking-related products and services to businesses and individuals in its communities. The Bank operates 13 branches in Alabama and Georgia and two loan production offices in Atlanta.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which reflect our current expectations and beliefs with respect to, among other things, future events and our financial performance. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. This may be especially true given recent events and trends in the banking industry and the inflationary environment. Although we believe that the expectations reflected in such forward-looking statements are reasonable as of the dates made, we cannot give any assurance that such expectations will prove correct and actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 under the section entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict.

These statements are often, but not always, made through the use of words or phrases such as “may,” “can,” “should,” “could,” “to be,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “likely,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “target,” “project,” “would” and “outlook,” or the negative version of those words or other similar words or phrases of a future or forward-looking nature. Forward-looking statements appear in a number of places in this press release and may include statements about business strategy and prospects for growth, operations, ability to pay dividends, competition, regulation and general economic conditions.

Contact Information

Lynn Joyce	Kevin Dobbs
(205) 820-8065	(310) 622-8245
ljoyce@ssbank.bank	ssbankir@finprofiles.com

SELECT FINANCIAL DATA
(Dollars in thousands, except share and per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Results of Operations
Interest income	$36,172	$35,204	$26,706	$132,260	$82,850
Interest expense	15,768	14,473	5,822	52,148	11,512
Net interest income	20,404	20,731	20,884	80,112	71,338
Provision for credit losses	2,579	773	1,938	6,090	5,605
Net interest income after provision	17,825	19,958	18,946	74,022	65,733
Noninterest income	3,118	(2,894)	4,603	8,874	8,677
Noninterest expense	9,717	8,569	10,436	41,876	39,614
Income tax expense	2,330	1,866	2,521	9,068	7,725
Net income	$8,896	$6,629	$10,592	$31,952	$27,071
Core net income(1)	$7,289	$9,563	$8,081	$31,190	$24,975

Share and Per Share Data
Shares issued and outstanding	8,841,349	8,834,168	8,706,920	8,841,349	8,706,920
Weighted average shares outstanding:
Basic	8,864,734	8,846,018	8,707,026	8,809,590	8,774,860
Diluted	9,021,358	9,040,687	8,932,585	9,038,004	8,949,669
Earnings per share:
Basic	$1.00	$0.75	$1.22	$3.63	$3.08
Diluted	0.99	0.73	1.18	3.53	3.02
Core - diluted(1)	0.81	1.06	0.90	3.45	2.79
Book value per share	24.31	22.86	20.87	24.31	20.87
Tangible book value per share(1)	22.30	20.84	18.79	22.30	18.79
Cash dividends per common share	0.09	0.09	0.09	0.36	0.36

Performance and Financial Ratios
ROAA	1.53%	1.15%	2.11%	1.44%	1.43%
ROAE	17.02%	12.96%	23.77%	16.16%	15.55%
Core ROAA(1)	1.26%	1.66%	1.61%	1.41%	1.32%
ROATCE(1)	18.62%	14.21%	26.49%	17.78%	17.37%
Core ROATCE(1)	15.26%	20.50%	20.21%	17.35%	16.02%
NIM	3.69%	3.78%	4.38%	3.81%	3.99%
NIM - FTE(2)	3.71%	3.79%	4.39%	3.82%	4.01%
Net interest spread	2.73%	2.84%	3.84%	2.92%	3.68%
Yield on loans	6.91%	6.86%	6.05%	6.70%	5.27%
Yield on interest-earning assets	6.54%	6.42%	5.60%	6.29%	4.64%
Cost of interest-bearing liabilities	3.81%	3.58%	1.76%	3.37%	0.96%
Cost of funds(2)	3.03%	2.80%	1.29%	2.63%	0.68%
Cost of interest-bearing deposits	3.66%	3.43%	1.52%	3.19%	0.79%
Cost of total deposits	2.86%	2.63%	1.09%	2.44%	0.55%
Noninterest deposits to total deposits	21.70%	21.82%	26.79%	21.70%	26.79%
Core deposits to total deposits	83.70%	86.58%	89.73%	83.70%	89.73%
Uninsured deposits to total deposits	30.51%	29.66%	34.93%	30.51%	34.93%
Total loans to total deposits	93.38%	92.58%	92.24%	93.38%	92.24%
Efficiency ratio	41.48%	48.01%	40.81%	47.35%	49.12%
Core efficiency ratio(1)	45.78%	42.79%	45.98%	46.74%	50.97%

(1) See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(2) Includes total interest-bearing liabilities and noninterest deposits.

SELECT FINANCIAL DATA
(Dollars in thousands)

	Three Months Ended			Twelve Months Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Financial Condition (ending)
Total loans	$1,884,508	$1,774,148	$1,587,164	$1,884,508	$1,587,164
Total securities	198,632	189,496	175,196	198,632	175,196
Total assets	2,446,339	2,296,527	2,045,204	2,446,339	2,045,204
Total noninterest bearing deposits	437,959	418,125	460,977	437,959	460,977
Total core deposits(1)	1,689,266	1,659,291	1,543,981	1,689,266	1,543,981
Total deposits	2,018,189	1,916,401	1,720,743	2,018,189	1,720,743
Total borrowings	183,673	146,573	117,295	183,673	117,295
Total liabilities	2,231,375	2,094,603	1,863,485	2,231,375	1,863,485
Total shareholders’ equity	214,964	201,924	181,719	214,964	181,719

Financial Condition (average)
Total loans	$1,814,484	$1,740,582	$1,563,255	$1,711,006	$1,421,376
Total securities	209,074	201,830	188,765	200,047	178,755
Total other interest-earning assets	171,823	232,691	141,049	192,433	187,263
Total interest-bearing assets	2,195,381	2,175,103	1,893,069	2,103,486	1,787,394
Total assets	2,303,398	2,282,217	1,994,087	2,211,739	1,893,046
Total noninterest-bearing deposits	420,019	448,616	477,301	436,571	496,486
Total interest-bearing deposits	1,502,348	1,472,024	1,216,492	1,422,453	1,127,637
Total deposits	1,922,367	1,920,640	1,693,793	1,859,024	1,624,123
Total borrowings	140,790	129,882	99,111	126,853	76,379
Total interest-bearing liabilities	1,643,138	1,601,906	1,315,603	1,549,306	1,204,016
Total shareholders’ equity	207,324	202,955	176,769	197,680	174,107

Asset Quality
Nonperforming loans	$1,177	$1,082	$2,245	$1,177	$2,245
Other real estate owned (“OREO”)	$33	$2,903	$2,930	$33	$2,930
Nonperforming assets (“NPA”)	$1,210	$3,985	$5,175	$1,210	$5,175
Net charge-offs (recovery) to average loans(2)	0.08%	(0.01)%	0.05%	0.03%	0.02%
Provision for credit losses to average loans(2)	0.56%	0.18%	0.49%	0.36%	0.39%
ACL to loans	1.29%	1.25%	1.27%	1.29%	1.27%
ACL to gross loans	1.29%	1.25%	1.27%	1.29%	1.27%
ACL to NPL	2071.20%	2050.00%	897.82%	2071.20%	897.82%
NPL to loans	0.06%	0.06%	0.14%	0.06%	0.14%
NPL to gross loans	0.06%	0.06%	0.14%	0.06%	0.14%
NPA to gross loans and OREO	0.06%	0.22%	0.32%	0.06%	0.32%
NPA to total assets	0.05%	0.17%	0.25%	0.05%	0.25%

Regulatory and Other Capital Ratios
Total shareholders’ equity to total assets	8.79%	8.79%	8.89%	8.79%	8.89%
Tangible common equity to tangible assets(3)	8.12%	8.08%	8.07%	8.12%	8.07%
Tier 1 capital ratio to average assets	8.99%	8.70%	8.82%	8.99%	8.82%
Risk-based capital ratios:
CET1 capital ratio	9.18%	9.32%	8.86%	9.18%	8.86%
Tier 1 capital ratio	9.18%	9.32%	8.86%	9.18%	8.86%
Total capital ratio	14.26%	14.60%	14.34%	14.26%	14.34%

(1) We define core deposits as total deposits excluding brokered deposits and time deposits greater than $250,000.
(2) Ratio is annualized.
(3) See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands)

	December 31, 2023	September 30, 2023	December 31, 2022
	(Unaudited)	(Unaudited)	(Audited)

Assets
Cash and due from banks	$19,710	$31,047	$15,260
Interest-bearing deposits in banks	134,846	103,646	90,198
Federal funds sold	96,095	81,487	63,041
Total cash and cash equivalents	250,651	216,180	168,499

Securities available for sale, at fair value	179,000	169,859	155,544
Securities held to maturity, at amortized cost	19,632	19,637	19,652
Other equity securities, at fair value	3,649	3,654	4,444
Restricted equity securities, at cost	5,684	4,971	3,134
Loans held for sale	450	1,799	1,047

Loans, net of unearned income	1,884,508	1,774,148	1,587,164
Less allowance for credit losses	24,378	22,181	20,156
Loans, net	1,860,130	1,751,967	1,567,008

Premises and equipment, net	26,426	26,694	27,345
Accrued interest receivable	8,711	8,321	6,963
Bank owned life insurance	29,884	29,697	29,186
Annuities	15,036	15,266	15,478
Foreclosed assets	33	2,903	2,930
Goodwill	16,862	16,862	16,862
Core deposit intangible	899	981	1,226
Other assets	29,292	27,736	25,886

Total assets	$2,446,339	$2,296,527	$2,045,204

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing	$437,959	$418,125	$460,977
Interest-bearing	1,580,230	1,498,276	1,259,766
Total deposits	2,018,189	1,916,401	1,720,743

Other borrowings	26,994	4,991	(19)
FHLB advances	70,000	55,000	31,000
Subordinated notes	86,679	86,582	86,314
Accrued interest payable	1,519	1,280	584
Other liabilities	27,994	30,349	24,863

Total liabilities	2,231,375	2,094,603	1,863,485
Stockholders' equity:
Common stock	44,479	44,307	43,714
Capital surplus	78,361	77,671	76,785
Retained earnings	102,523	94,429	73,764
Accumulated other comprehensive loss	(8,379)	(13,126)	(11,048)
Unvested restricted stock	(466)	(580)	(477)
Vested restricted stock units	(1,554)	(777)	(1,019)

Total stockholders' equity	214,964	201,924	181,719

Total liabilities and stockholders' equity	$2,446,339	$2,296,527	$2,045,204

CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Interest income:
Loans, including fees	$31,613	$30,084	$23,853	$114,662	$74,936
Taxable securities	1,986	1,796	1,206	6,806	3,622
Nontaxable securities	230	227	322	977	1,253
Other interest and dividends	2,343	3,097	1,325	9,815	3,039
Total interest income	36,172	35,204	26,706	132,260	82,850

Interest expense:
Deposits	13,869	12,732	4,655	45,368	8,906
Other borrowings	1,899	1,741	1,167	6,780	2,606
Total interest expense	15,768	14,473	5,822	52,148	11,512

Net interest income	20,404	20,731	20,884	80,112	71,338
Provision for credit losses	2,579	773	1,938	6,090	5,605
Net interest income after provision for credit losses	17,825	19,958	18,946	74,022	65,733

Noninterest income:
Service charges on deposit accounts	441	442	431	1,790	1,863
Swap fees	70	453	2	691	49
SBA/USDA fees	70	74	70	344	646
Mortgage origination fees	87	158	98	533	815
Net gain (loss) on securities	98	(12)	(86)	555	(632)
Employee retention credit and related revenue	—	(5,100)	—	—	—
Other operating income	2,352	1,091	4,088	4,961	5,936
Total noninterest income	3,118	(2,894)	4,603	8,874	8,677

Noninterest expenses:
Salaries and employee benefits	5,739	5,752	6,738	25,665	24,597
Equipment and occupancy expenses	681	718	730	2,776	2,918
Data processing fees	639	650	711	2,528	2,444
Regulatory assessments	355	322	165	1,198	925
Professional fees related to ERC	—	(1,243)	—	—	—
Other operating expenses	2,303	2,370	2,092	9,709	8,730
Total noninterest expenses	9,717	8,569	10,436	41,876	39,614

Income before income taxes	11,226	8,495	13,113	41,020	34,796

Income tax expense	2,330	1,866	2,521	9,068	7,725

Net income	$8,896	$6,629	$10,592	$31,952	$27,071

Basic earnings per share	$1.00	$0.75	$1.22	$3.63	$3.08

Diluted earnings per share	$0.99	$0.73	$1.18	$3.53	$3.02

AVERAGE BALANCE SHEET AND NET INTEREST MARGIN
(Dollars in thousands)

	Three Months Ended
	December 31, 2023			September 30, 2023			December 31, 2022
	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Assets:
Interest-earning assets:
Loans, net of unearned income(1)	$1,814,484	$31,613	6.91%	$1,740,582	$30,084	6.86%	$1,563,255	$23,853	6.05%
Taxable securities	163,537	1,986	4.82%	156,364	1,796	4.56%	132,222	1,206	3.62%
Nontaxable securities	45,537	230	2.00%	45,466	227	1.98%	56,543	322	2.26%
Other interest-earnings assets	171,823	2,343	5.41%	232,691	3,097	5.28%	141,049	1,325	3.73%
Total interest-earning assets	$2,195,381	$36,172	6.54%	$2,175,103	$35,204	6.42%	$1,893,069	$26,706	5.60%
Allowance for credit losses	(22,666)			(21,606)			(19,374)
Noninterest-earning assets	130,683			128,720			120,392
Total Assets	$2,303,398			$2,282,217			$1,994,087

Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing transaction accounts	86,163	23	0.11%	88,668	20	0.09%	98,978	22	0.09%
Savings and money market accounts	885,548	8,445	3.78%	867,066	7,767	3.55%	794,692	3,126	1.56%
Time deposits	530,637	5,401	4.04%	516,290	4,945	3.80%	322,822	1,507	1.85%
FHLB advances	52,076	645	4.92%	43,261	514	4.72%	22,739	147	2.56%
Other borrowings	88,714	1,254	5.61%	86,621	1,227	5.62%	76,372	1,020	5.30%
Total interest-bearing liabilities	$1,643,138	$15,768	3.81%	$1,601,906	$14,473	3.58%	$1,315,603	$5,822	1.76%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	$420,019			$448,616			$477,301
Other liabilities	32,917			28,740			24,414
Total noninterest-bearing liabilities	452,936			477,356			501,715
Stockholders’ Equity	207,324			202,955			176,769
Total Liabilities and Stockholders’ Equity	$2,303,398			$2,282,217			$1,994,087

Net interest income		$20,404			$20,731			$20,884
Net interest spread(2)			2.73%			2.84%			3.84%
Net interest margin(3)			3.69%			3.78%			4.38%
Net interest margin - FTE(4)(5)			3.71%			3.79%			4.39%
Cost of funds(6)			3.03%			2.80%			1.29%
Cost of interest-bearing deposits			3.66%			3.43%			1.52%
Cost of total deposits			2.86%			2.63%			1.09%
(1)Includes nonaccrual loans.
(2)Net interest spread is the difference between interest rates earned on interest earning assets and interest rates paid on interest-bearing liabilities.
(3)Net interest margin is a ratio of net interest income to average interest earning assets for the same period.
(4)Net interest margin - FTE is a ratio of fully-taxable equivalent net interest income to average interest earning assets for the same period. It assumes a 24.0% tax rate.
(5)Refer to “Reconciliation of Non-GAAP Financial Measures”.
(6)Includes total interest-bearing liabilities and noninterest deposits.

AVERAGE BALANCE SHEET AND NET INTEREST MARGIN
(Dollars in thousands)

	Twelve Months Ended
	December 31, 2023			December 31, 2022
	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Assets:
Interest-earning assets:
Loans, net of unearned income(1)	$1,711,006	$114,662	6.70%	$1,421,376	$74,936	5.27%
Taxable securities	152,707	6,806	4.46%	122,500	3,622	2.96%
Nontaxable securities	47,340	977	2.06%	56,255	1,253	2.23%
Other interest-earnings assets	192,433	9,815	5.10%	187,263	3,039	1.62%
Total interest-earning assets	$2,103,486	$132,260	6.29%	$1,787,394	$82,850	4.64%
Allowance for credit losses	(21,233)			(16,883)
Noninterest-earning assets	129,486			122,535
Total Assets	$2,211,739			$1,893,046

Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing transaction accounts	90,231	82	0.09%	109,786	100	0.09%
Savings and money market accounts	851,351	28,124	3.30%	754,830	5,988	0.79%
Time deposits	480,871	17,162	3.57%	263,021	2,818	1.07%
FHLB advances	39,830	1,848	4.64%	25,264	291	1.15%
Other borrowings	87,023	4,932	5.67%	51,115	2,315	4.53%
Total interest-bearing liabilities	$1,549,306	$52,148	3.37%	$1,204,016	$11,512	0.96%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	$436,571			$496,486
Other liabilities	28,182			18,437
Total noninterest-bearing liabilities	$464,753			$514,923
Stockholders’ Equity	197,680			174,107
Total Liabilities and Stockholders’ Equity	$2,211,739			$1,893,046

Net interest income		$80,112			$71,338
Net interest spread(2)			2.92%			3.68%
Net interest margin(3)			3.81%			3.99%
Net interest margin - FTE(4)(5)			3.82%			4.01%
Cost of funds(6)			2.63%			0.68%
Cost of interest-bearing deposits			3.19%			0.79%
Cost of total deposits			2.44%			0.55%
(1)Includes nonaccrual loans.
(2)Net interest spread is the difference between interest rates earned on interest earning assets and interest rates paid on interest-bearing liabilities.
(3)Net interest margin is a ratio of net interest income to average interest earning assets for the same period.
(4)Net interest margin - FTE is a ratio of fully-taxable equivalent net interest income to average interest earning assets for the same period. It assumes a 24.0% tax rate.
(5)Refer to “Reconciliation of Non-GAAP Financial Measures”.
(6)Includes total interest-bearing liabilities and noninterest deposits.

LOAN COMPOSITION
(Dollars in thousands)

	December 31, 2023		September 30, 2023		December 31, 2022
	Amount	% of gross	Amount	% of gross	Amount	% of gross

Real estate mortgages:
Construction and development	$242,960	12.9%	$229,188	12.9%	$255,736	16.1%
Residential	224,603	11.9%	224,499	12.6%	167,891	10.5%
Commercial	1,144,867	60.5%	1,049,545	59.0%	904,872	56.8%
Commercial and industrial	269,961	14.3%	268,283	15.0%	256,553	16.1%
Consumer and other	8,286	0.4%	8,331	0.5%	7,655	0.5%
Gross loans	1,890,677	100.0%	1,779,846	100.0%	1,592,707	100.0%
Unearned income	(6,169)		(5,698)		(5,543)
Loans, net of unearned income	1,884,508		1,774,148		1,587,164
Allowance for credit losses	(24,378)		(22,181)		(20,156)
Loans, net	$1,860,130		$1,751,967		$1,567,008

DEPOSIT COMPOSITION
(Dollars in thousands)

	December 31, 2023		September 30, 2023		December 31, 2022
	Amount	% of total	Amount	% of total	Amount	% of total

Noninterest-bearing transaction	$437,959	21.7%	$418,125	21.8%	$460,977	26.8%
Interest-bearing transaction	946,347	46.9%	934,383	48.8%	837,127	48.6%
Savings	35,412	1.7%	38,518	2.0%	49,235	2.9%
Time deposits, $250,000 and under	500,406	24.8%	436,613	22.8%	307,145	17.8%
Time deposits, over $250,000	98,065	4.9%	88,762	4.6%	66,259	3.9%
Total deposits	$2,018,189	100.0%	$1,916,401	100.0%	$1,720,743	100.0%

Nonperfoming Assets
(Dollars in thousands)

	December 31, 2023	September 30, 2023	December 31, 2022

Nonaccrual loans	$1,017	$1,082	$2,245
Past due loans 90 days or more and still accruing interest	160	—	—
Total nonperforming loans	1,177	1,082	2,245
OREO	33	2,903	2,930
Total nonperforming assets	$1,210	$3,985	$5,175

Troubled debt restructured loans – nonaccrual(1)	907	970	832
Troubled debt restructured loans – accruing	1,095	1,052	1,292
Total troubled debt restructured loans	$2,002	$2,022	$2,124

Allowance for credit losses	$24,378	$22,181	$20,156
Loans, net of unearned income at the end of the period	$1,884,508	$1,774,148	$1,587,164
Gross loans outstanding at the end of period	$1,890,677	$1,779,846	$1,592,707
Total assets	$2,446,339	$2,296,527	$2,045,204
Allowance for credit losses to nonperforming loans	2071.20%	2050.00%	897.82%
Nonperforming loans to loans, net of unearned income	0.06%	0.06%	0.14%
Nonperforming loans to gross loans	0.06%	0.06%	0.14%
Nonperforming assets to gross loans and OREO	0.06%	0.22%	0.32%
Nonperforming assets to total assets	0.05%	0.17%	0.25%

Nonaccrual loans by category:
Real estate mortgages:
Construction & Development	$—	$—	$67
Residential Mortgages	252	289	565
Commercial Real Estate Mortgages	765	785	1,278
Commercial & Industrial	—	8	312
Consumer and other	—	—	23
Total	$1,017	$1,082	$2,245

(1) Troubled debt restructured loans are excluded from nonperforming loans unless they otherwise meet the definition of nonaccrual loans or are more than 90 days past due.

Allowance for Credit Losses
(Dollars in thousands)

	Three Months Ended			Twelve Months Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Average loans, net of unearned income	$1,814,484	$1,740,582	$1,563,255	$1,711,006	$1,421,376
Loans, net of unearned income	1,884,508	1,774,148	1,587,164	1,884,508	1,587,164
Gross loans	1,890,677	1,779,846	1,592,707	1,890,677	1,592,707
Allowance for credit losses at beginning of the period	22,181	21,385	18,423	20,156	14,844
Impact of adoption of ASC 326	—	—	—	(1,285)	—
Charge-offs:
Construction and development	—	3	—	3	66
Residential	—	—	—	—	7
Commercial	—	—	—	—	—
Commercial and industrial	424	—	210	686	479
Consumer and other	2	—	18	8	26
Total charge-offs	426	3	228	697	578
Recoveries:
Construction and development	—	—	—	—	—
Residential	4	10	4	41	50
Commercial	—	—	—	—	—
Commercial and industrial	39	—	1	54	205
Consumer and other	1	16	18	19	30
Total recoveries	44	26	23	114	285
Net charge-offs (recoveries)	$382	$(23)	$205	$583	$293

Provision for credit losses	$2,579	$773	$1,938	$6,090	$5,605
Balance at end of the period	$24,378	$22,181	$20,156	$24,378	$20,156

Allowance for credit losses on unfunded commitments at beginning of the period	$1,524	$1,495	$—	$—	$—
Impact of adoption of ASC 326	—	—	—	1,285	—
Provision for credit losses on unfunded commitments	(285)	29	—	(46)	—
Balance at the end of the period	$1,239	$1,524	$—	$1,239	$—

Allowance to loans, net of unearned income	1.29%	1.25%	1.27%	1.29%	1.27%
Allowance to gross loans	1.29%	1.25%	1.27%	1.29%	1.27%
Net charge-offs (recoveries) to average loans, net of unearned income(1)	0.08%	(0.01)%	0.05%	0.03%	0.02%
Provision for credit losses to average loans, net of unearned income(1)	0.56%	0.18%	0.49%	0.36%	0.39%
(1) Ratio is annualized.

Reconciliation of Non-GAAP Financial Measures
Noninterest Expense
In addition to reporting GAAP results, the Company reports non-GAAP financial measures in this earnings release and other disclosures. Our management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view our performance using the same tools that our management uses to evaluate our performance. While we believe that these non-GAAP financial measures are useful in evaluating our performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies.

The following table provides a reconciliation of the non-GAAP financial measures to their most directly comparable financial measure presented in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands, except share and per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Net income	$8,896	$6,629	$10,592	$31,952	$27,071
Add: One-time retirement related expenses	—	—	—	1,571	—
Add: Professional fees related to ERC	—	(1,243)	—	—	—
Add: Net OREO losses	(154)	(9)	—	(156)	—
Less: Employee retention related revenue	—	(5,100)	—	—	—
Less: Fee received on early loan payoff	1,863	—	—	1,863	—
Less: Net gain on sale of branches	—	—	2,372	—	2,372
Less: BOLI benefit claim	—	—	774	—	774
Less: Net gain (loss) on securities	98	(12)	(86)	555	(632)
Less: Tax effect	(508)	926	(549)	(241)	(418)
Core net income	$7,289	$9,563	$8,081	$31,190	$24,975
Average assets	$2,303,398	$2,282,217	$1,994,087	$2,211,739	$1,893,046
Core return on average assets	1.26%	1.66%	1.61%	1.41%	1.32%

Net income	$8,896	$6,629	$10,592	$31,952	$27,071
Add: One-time retirement related expenses	—	—	—	1,571	—
Add: Professional fees related to ERC	—	(1,243)	—	—	—
Add: Net OREO losses	(154)	(9)	—	(156)	—
Add: Provision	2,579	773	1,938	6,090	5,605
Less: Employee retention related revenue	—	(5,100)	—	—	—
Less: Fee received on early loan payoff	1,863	—	—	1,863	—
Less: Net gain on sale of branches	—	—	2,372	—	2,372
Less: BOLI benefit claim	—	—	774	—	774
Less: Net gain (loss) on securities	98	(12)	(86)	555	(632)
Add: Income taxes	2,330	1,866	2,521	9,068	7,725
Pretax pre-provision core net income	$11,690	$13,128	$11,991	$46,107	$37,887
Average assets	$2,303,398	$2,282,217	$1,994,087	$2,211,739	$1,893,046
Pretax pre-provision core return on average assets	2.01%	2.28%	2.39%	2.08%	2.00%

Net interest income	$20,404	$20,731	$20,884	$80,112	$71,338
Add: Fully-taxable equivalent adjustments(1)	99	70	84	312	335
Net interest income - FTE	$20,503	$20,801	$20,968	$80,424	$71,673

Net interest margin	3.69%	3.78%	4.38%	3.81%	3.99%
Effect of fully-taxable equivalent adjustments(1)	0.02%	0.01%	0.01%	0.01%	0.02%
Net interest margin - FTE	3.71%	3.79%	4.39%	3.82%	4.01%

Total stockholders' equity	$214,964	$201,924	$181,719	$214,964	$181,719
Less: Intangible assets	17,761	17,843	18,088	17,761	18,088
Tangible common equity	$197,203	$184,081	$163,631	$197,203	$163,631

(1) Assumes a 24.0% tax rate.

Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands, except share and per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Core net income	$7,289	$9,563	$8,081	$31,190	$24,975
Diluted weighted average shares outstanding	9,021,358	9,040,687	8,932,585	9,038,004	8,949,669
Diluted core earnings per share	$0.81	$1.06	$0.90	$3.45	$2.79

Common shares outstanding at year or period end	8,841,349	8,834,168	8,706,920	8,841,349	8,706,920
Tangible book value per share	$22.30	$20.84	$18.79	$22.30	$18.79

Total assets at end of period	$2,446,339	$2,296,527	$2,045,204	$2,446,339	$2,045,204
Less: Intangible assets	17,761	17,843	18,088	17,761	18,088
Adjusted assets at end of period	$2,428,578	$2,278,684	$2,027,116	$2,428,578	$2,027,116
Tangible common equity to tangible assets	8.12%	8.08%	8.07%	8.12%	8.07%

Total average shareholders equity	$207,324	$202,955	$176,769	$197,680	$174,107
Less: Average intangible assets	17,809	17,893	18,134	17,932	18,236
Average tangible common equity	$189,515	$185,062	$158,635	$179,748	$155,871
Net income to common shareholders	$8,896	$6,629	$10,592	$31,952	$27,071
Return on average tangible common equity	18.62%	14.21%	26.49%	17.78%	17.37%
Average tangible common equity	$189,515	$185,062	$158,635	$179,748	$155,871
Core net income	$7,289	$9,563	$8,081	$31,190	$24,975
Core return on average tangible common equity	15.26%	20.50%	20.21%	17.35%	16.02%

Net interest income	$20,404	$20,731	$20,884	$80,112	$71,338
Add: Noninterest income	3,118	(2,894)	4,603	8,874	8,677
Less: Employee retention related revenue	—	(5,100)	—	—	—
Less: Fee received on early loan payoff	1,863	—	—	1,863	—
Less: Gain on sale of branches	—	—	2,600	—	2,600
Less: BOLI benefit claim	—	—	774	—	774
Less: Net gain (loss) on securities	98	(12)	(86)	555	(632)
Operating revenue	$21,561	$22,949	$22,199	$86,568	$77,273

Expenses:
Total noninterest expense	$9,717	$8,569	$10,436	$41,876	$39,614
Less: One-time retirement related expenses	—	—	—	1,571	—
Less: Professional fees related to ERC	—	(1,243)	—	—	—
Less: Net OREO losses	(154)	(9)	—	(156)	—
Less: Loss on sale of branches	—	—	228	—	228
Adjusted noninterest expenses	$9,871	$9,821	$10,208	$40,461	$39,386
Core efficiency ratio	45.78%	42.79%	45.98%	46.74%	50.97%